PRESS RELEASE
For Immediate Release

Date:	February 20, 2009
Contact:	Bruce W. Teeters, Sr. Vice President
Phone:	(386) 274-2202
Facsimile:	(386) 274-1223

CONSOLIDATED TOMOKA REPORTS 2008 EARNINGS

DAYTONA BEACH, FLORIDA - Consolidated-Tomoka Land Co. (NYSE Alternext US:CTO) today reported net income of $4,834,900 or $0.84 earnings per basic share for the year ended December 31, 2008, and earnings before depreciation, amortization, and deferred taxes (EBDDT) of $7,924,025 or $1.38 per  share for such period.  The comparable numbers for 2007 were net income of $13,532,838 or $2.37 earnings per basic share and EBDDT of $19,390,631 or $3.39 per share.  For the three months ended December 31, 2008, net income totaled $2,402,338 or $0.42 earnings per basic share compared with net income of $10,898,146 or $1.91 earnings per basic share for the same period in 2007.

EBDDT is being provided to reflect the impact of the Company’s business strategy of investing in income properties utilizing tax deferred exchanges.  This strategy generates significant amounts of depreciation and deferred taxes.  The Company believes EBDDT is useful, along with net income, to understanding the Company’s operating  results.  EBDDT for 2008 includes a reduction for deferred income taxes of $780,125 or $.14 per share associated with increased pension liabilities charged to shareholder equity.

William H. McMunn, president and chief executive officer, stated, “I am pleased to report that the Company was profitable in 2008 despite lower real estate land sales.  Although our performance was lower compared to prior years, we believe our results were significantly better than most if not all of our industry peers.  We are well-positioned to remain profitable in 2009 and thereafter, despite the current downturn in the local and national real estate and financial markets. We do not foresee much improvement during the next twenty-four months.  In the interim, the Company will continue to minimize debt, manage our portfolio of income properties, complete current capital projects, and focus on enhancing shareholder value by pursuing new land entitlements in preparation of a return to a more predictable real estate market.”

Consolidated-Tomoka Land Co. is a Florida-based company primarily engaged in converting Company owned agricultural lands into a portfolio of income properties strategically located throughout the Southeast, and the development, management, and sale of targeted real estate properties.  Visit our website at www.ctlc.com.

# # #

“Safe Harbor”

     Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements.  The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” foresee,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  Forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company.  There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

     The Company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for the year ended December 31, 2009, and thereafter include many factors that are beyond the Company’s ability to control or estimate precisely.  These risks and uncertainties include, but are not limited to, the strength of the real estate market in the City of Daytona Beach in Volusia County, Florida; our ability to successfully execute acquisition or development strategies; the loss of any major income property tenants; any loss of key management personnel; changes in local, regional and national economic conditions affecting the real estate development business and income properties; the impact of environmental and land use regulations; the impact of competitive real estate activity; variability in quarterly results due to the unpredictable timing of land sales; and the availability of capital.  Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the Company or the SEC.

     While the Company periodically reassesses material trends and uncertainties affecting its results of operations and financial condition, the Company does not intend to review or revise any particular forward-looking statement referenced herein in light of future events.

     Disclosures in this press release regarding the Company’s year-end financial results are preliminary and are subject to change in connection with the Company’s preparation and filing of its Form 10-K for the year ended December 31, 2008.  The financial information in this release reflects the Company’s preliminary results subject to completion of the year-end review process.  The final results for the year may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of financial statements.

     This release refers to certain non-GAAP financial measures.  As required by the SEC, the Company has provided a reconciliation of these measures to the most directly comparable GAAP measures with this release.  Non-GAAP measures as the Company has calculated them may not be comparable to similarly titled measures reported by other companies.

EARNINGS NEWS RELEASE

	QUARTER ENDED
	DECEMBER 31,	DECEMBER 31,
	2008	2007

REVENUES	$6,509,572	$21,918,617

NET INCOME	$2,402,338	$10,898,146

BASIC EARNINGS PER SHARE:
NET INCOME	$0.42	$1.91

DILUTED EARNINGS PER SHARE:
NET INCOME	$0.42	$1.90

	YEAR ENDED
	DECEMBER 31,	DECEMBER 31,
	2008	2007

REVENUES	$20,555,184	$43,076,024

NET INCOME	$4,834,900	$13,532,838

BASIC EARNINGS PER SHARE:
NET INCOME	$0.84	$2.37

DILUTED EARNINGS PER SHARE:
NET INCOME	$0.84	$2.36

RECONCILIATION OF NET INCOME TO EARNINGS BEFORE DEPRECIATION, AMORTIZATION, AND DEFERRED TAXES

	QUARTER ENDED
	DECEMBER 31,	DECEMBER 31,
	2008	2007
NET INCOME	$2,402,338	$ 10,898,146

ADD BACK:

DEPRECIATION & AMORTIZATION	688,594	618,767

DEFERRED TAXES	(703,169)	2,754,421

EARNINGS BEFORE DEPRECIATION, AMORTIZATION
AND DEFERRED TAXES	$2,387,763	$ 14,271,334

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	5,727,515	5,720,219

BASIC EBDDT PER SHARE	$0.42	$ 2.49

	YEAR ENDED
	DECEMBER 31,	DECEMBER 31,
	2008	2007
NET INCOME	$4,834,900	$ 13,532,838

ADD BACK:

DEPRECIATION & AMORTIZATION	2,655,088	2,466,981

DEFERRED TAXES	434,037	3,390,812

EARNINGS BEFORE DEPRECIATION, AMORTIZATION
AND DEFERRED TAXES	$7,924,025	$ 19,390,631

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	5,727,183	5,716,564

BASIC EBDDT PER SHARE	$1.38	$ 3.39

EBDDT - EARNINGS BEFORE DEPRECIATION, AMORTIZATION, AND DEFERRED TAXES. EBDDT IS NOT A
MEASURE OF OPERATING RESULTS OR CASH FLOWS FROM OPERATING ACTIVITIES AS DEFINED BY
U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. FURTHER, EBDDT IS NOT NECESSARILY
INDICATIVE OF CASH AVAILABILITY TO FUND CASH NEEDS AND SHOULD NOT BE CONSIDERED AS AN
ALTERNATIVE TO CASH FLOW AS A MEASURE OF LIQUIDITY. THE COMPANY BELIEVES, HOWEVER,
THAT EBDDT PROVIDES RELEVANT INFORMATION ABOUT OPERATIONS AND IS USEFUL, ALONG WITH
NET INCOME, FOR AN UNDERSTANDING OF THE COMPANY'S OPERATING RESULTS.

EBDDT IS CALCULATED BY ADDING DEPRECIATION, AMORTIZATION AND THE CHANGE IN DEFERRED
INCOME TAXES TO NET INCOME AS THEY REPRESENT NON-CASH CHARGES.

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,	DECEMBER 31,
	2008	2007
ASSETS	$	$
Cash	388,787	863,826
Restricted Cash	462,765	10,387,550
Investment Securities	5,260,868	10,193,094
Notes Receivable	4,153,693	5,164,421
Land and Development Costs	18,973,138	15,654,456
Intangible Assets	5,009,819	4,717,699
Other Assets	6,048,126	7,899,810
	40,297,196	54,880,856

Property, Plant & Equipment:
Land, Timber and Subsurface Interests	12,643,391	7,793,594
Golf Buildings, Improvements & Equipment	11,750,711	11,713,046
Income Properties Land, Buildings & Improvements	116,517,534	104,820,647
Other Building, Equipment and Land Improvements	3,207,845	2,909,057
Construction in Process	1,217,549	--
Total Property, Plant and Equipment	145,337,030	127,236,344
Less, Accumulated Depreciation and Amortization	(12,488,163)	(10,284,670)
Net - Property, Plant and Equipment	132,848,867	116,951,674

TOTAL ASSETS	173,146,063	171,832,530

LIABILITIES
Accounts Payable	706,095	452,090
Accrued Liabilities	7,204,749	7,081,179
Accrued Stock Based Compensation	1,190,725	3,277,821
Pension Liability	3,127,230	1,602,996
Income Taxes Payable	1,236,206	3,058,049
Deferred Income Taxes	33,316,436	32,882,399
Notes Payable	8,550,315	6,807,388

TOTAL LIABILITIES	55,331,756	55,161,922

SHAREHOLDERS' EQUITY
Common Stock	5,727,515	5,725,806
Additional Paid in Capital	5,217,955	5,130,574
Retained Earnings	109,556,103	107,012,038
Accumulated Other Comprehensive Loss	(2,687,266)	(1,197,810)

TOTAL SHAREHOLDERS' EQUITY	117,814,307	116,670,608

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$173,146,063	$171,832,530

Back to 8K